CORNERSTONE REALTY INCOME TRUST, INC.

                             FOR IMMEDIATE RELEASE

                    CORNERSTONE REPORTS 1997 RECORD EARNINGS

     Richmond, Virginia - January 22, 1998 - Cornerstone Realty Income Trust (NYSE: TCR) today reported funds from operations (FFO) of $34.8 million or $1.07 per share for the year ended December 31, 1997. This is an increase from $20.4 million, or $1.01 per share, for the prior year. The increase in FFO per share is due to a combination of internal growth and acquisition activity.

     The Company reported annual rental income from property operations of $70.1 million, compared to $40.4 million for the year 1996. Economic occupancy for the entire portfolio was 92% for 1997. In addition, 1997 Net Operating Income (NOI) for "same property" operations increased 7.4% over 1996 NOI. "Same property" operations represent the operating results of the 19 properties owned at January 1, 1996.

     The Company acquired 13 communities (2,889 units) in 1997 for a total cost of approximately $135 million. This represents a growth in assets in excess of 48%. In addition, the Company invested $23 million in existing properties as part of its renovation program. This program seeks to reposition properties acquired in strong markets to Cornerstone's high standard.

     As a result of strong 1997 earnings Cornerstone increased its quarterly dividend to $.26 per share, from $.25 per share, which represents an annualized dividend of $1.04. The next dividend will be paid on April 20th. Cornerstone enjoyed significant participation in its dividend reinvestment plan with over $14 million reinvested in 1997.

     Glade Knight, Chairman and CEO, stated "We are very pleased with the accomplishments of the Company in 1997. We listed our shares on the NYSE and within 9 months the shares appreciated by approximately 24% from the listing price. FFO per share increased by 6%, in line with analysts' estimates, and we exceeded our property acquisition targets for the year. These accomplishments demonstrate management's commitment to increasing shareholder value."

     During the fourth quarter 1997, the Company closed on a new $175 million line of credit at an interest rate equal to LIBOR plus 120 basis points, or 40 basis points below the rate on the prior credit facility. In addition, the REIT acquired three communities at a total acquisition cost in excess of $26 million. Economic occupancy for the fourth quarter averaged 92% for the entire portfolio. FFO for the fourth quarter was $9.7 million or $.27 per share as compared to $7 million or $.25 per share for the same period in 1996. This represents an increase in FFO per share of 8%.

     Cornerstone Realty Income Trust, Inc. is a fully integrated, self-managed and self-advised real estate company that has operated as a REIT since 1993. The Company focuses on multifamily properties in select markets in Virginia, North Carolina, South Carolina and Georgia. Currently, the Company owns 52 multifamily properties (containing 12,114 units).

     Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the future results, performance or achievements of the Company to be materially different from any forward-looking statements. Such factors include, among others, risks associated with the timing of, costs associated with, and effects of property improvements, financing commitments and general competitive factors.

FINANCIAL INFORMATION
                                                               December 31,          December 31,
BALANCE SHEETS                                                     1997                  1996
=====================================================================================================
ASSETS

Investment in Rental Property
  Land                                                                $76,812,953         $46,980,280
  Building and improvements                                           402,545,094         277,345,752
  Furniture and fixtures                                                8,217,149           5,389,821
                                                                    -------------       -------------


                                                                      487,575,196         329,715,853
  Less accumulated depreciation                                       (27,489,286)        (12,323,037)
                                                                    -------------       -------------
                                                                      460,085,910         317,392,816
                                                                    -------------       -------------
Cash and cash equivalents                                               4,513,986           3,182,651
Prepaid expenses                                                          797,484             557,544
Other assets                                                            8,789,070           1,737,563
                                                                    -------------       -------------
                                                                       14,100,540           5,477,758
                                                                    -------------       -------------
  TOTAL ASSETS                                                       $474,186,450        $322,870,574
                                                                    =============       =============

=====================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Notes Payable                                                        $151,569,147         $55,403,000
Accounts payable                                                        3,812,578           9,384,766
Accrued expenses                                                        1,158,014           1,366,853
Rents received in advance                                                 463,997             491,928
Tenant security deposits                                                1,854,462           1,654,322
                                                                    -------------       -------------
     TOTAL LIABILITIES                                                158,858,198          68,300,869

SHAREHOLDERS' EQUITY
  Common stock, no par value, authorized
    50,000,000 shares; issued and outstanding
    35,510,327 shares and 28,141,509 shares, respectively             349,105,407         276,269,539
  Deferred compensation                                                  (33,004)            (55,000)
  Distributions greater than net income                              (33,744,151)        (21,644,834)
                                                                    -------------       -------------
                                                                      315,328,252         254,569,705
                                                                    -------------       -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                           $474,186,450        $322,870,574
                                                                    =============       =============

FINANCIAL INFORMATION

                                                                               Three Months           Twelve Months
                                                                                  Ended                  Ended
                                                                               December 31,            December 31,

OPERATING RESULTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS                    1997       1996         1997         1996
======================================================================================================================
Revenues:
  Rental Revenues                                                         $19,884    $13,638     $70,116    $40,262
  Other Non-Property Income                                                   500         50       2,186        287
                                                                          -------    -------     -------     ------
                                                                           20,384     13,688      72,302     40,549

EXPENSES
Property and Maintenance                                                    5,517      3,522      19,495     11,406
Real Estate Taxes and Insurance                                             1,686        948       6,076      3,275
Property management                                                           522        581       1,769      2,320
Depreciation of Real Estate Owned                                           4,372      2,913      15,164      8,068
Management Contract Termination                                                 0     16,526         414     16,526
General and Administrative                                                    291        729       1,352      1,496
Other                                                                         119         62       1,245        200
Interest                                                                    2,520        804       7,561      1,428
                                                                          -------    -------     -------     ------
                                                                           15,027     26,085      53,076     44,719

Net Income/(Loss)                                                          $5,357   $(12,397)    $19,226    $(4,170)
                                                                          -------    -------     -------     ------
Weighted average shares outstanding                                        35,452     27,772      32,617     20,210

Cash Distribution Paid                                                     $8,638     $5,621     $31,325    $15,935


======================================================================================================================

FUNDS FROM OPERATIONS
Net Income / (Loss)                                                        $5,357   $(12,397)    $19,226    $(4,170)
Adjustments
Depreciation of Real Estate Owned                                           4,372      2,913      15,164      8,068

Management Contract Termination                                                 0     16,526         414     16,526
                                                                          -------    -------     -------     ------
Funds from Operations                                                       9,729      7,042      34,804    $20,424
                                                                          -------    -------     -------     ------
======================================================================================================================
PER SHARE:
Funds from Operations                                                      $0.274     $0.254       $1.07      $1.01
Dividends                                                                  $0.250     $0.249       $1.00       $.99
======================================================================================================================



                      FOR ADDITIONAL INFORMATION CONTACT:
                                Glade M. Knight
                      Chairman and Chief Executive Officer

                                  S.J. Olander
               Senior Vice President and Chief Financial Officer

                               David S. McKenney
                      Vice President of Corporate Services
                              Phone:(804) 643-1761